Exhibit 4.2

AMENDED AND RESTATED CODE OF REGULATIONS

OF

DDR CORP.

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery, by mail, or by other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his or her address as the same appears upon the records of the Corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

Section 6. Voting. Except as expressly required by law, the Articles of Incorporation of the Corporation or this Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of votes cast, whether in person or by proxy, on any matter properly brought before such meeting will be the act of the shareholders. An abstention shall not represent a vote cast.

Section 7. Record Date. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

Section 8. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person.

ARTICLE II

Directors

Section 1. Number of Directors. The number of directors of the Corporation, none of whom need be shareholders, may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. In addition to the authority of the shareholders to fix or change the number of directors as described above, the directors of the Corporation may fix or change the number of directors by a majority vote of the directors then in office and may fill any vacancy that is created by an increase in the number of directors. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Section 5(b) of Item 1, Section 5(b) of Item II, Section 5(b) of Item III, Section 5(b) of Item IV, Section 5(b) of Item V, Section 5(b) of Item VI, Section 5(b) of Item VII, Section 5(b) of Item VIII, Section 5(b) of Item IX, Section 5(b) of Item X, Section 5(b) of Item XI and/or Section 5(b) of Item XII of Division A of Article FOURTH of the Third Amended and Restated Articles of Incorporation of the Corporation, such directors to be elected and hold office in accordance with such provisions of the Third Amended and Restated Articles of Incorporation of the Corporation, notwithstanding any other provision of this Code of Regulations.

Section 2. Nomination and Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Nominations of persons for election as Directors at the annual meeting of shareholders may be made by, and only by, (i) the Board Directors or a committee thereof, (ii) one or more Eligible Shareholders (as defined below) pursuant to and in accordance with this Section 2 and (iii) any holder of shares entitled to vote for the election of directors at such meeting who otherwise complies with the requirements of these Regulations and applicable law.

The Corporation shall include in its proxy statement and proxy for any annual meeting of shareholders (collectively, the “Proxy Materials”), together with any information required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission and, if the Eligible Shareholder so elects, a Statement (as defined below), the name of any person nominated for election to the Board of Directors (the “Shareholder Nominee”) by a shareholder, or a group of no more than 20 shareholders, who satisfies the requirements of this Section 2 (an “Eligible Shareholder”) and who expressly elects at the time of providing the written notice required by this Section 2 to have its nominee included in the Proxy Materials pursuant to this Section 2. For purposes of any representation, agreement or other undertaking required by this Section 2, the term “Eligible Shareholder” shall include each member of any group forming an Eligible Shareholder. Such written notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor schedule or form filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Securities Exchange Act of 1934, as amended, or any successor provision, the Required Information and the other information required by this Section 2 (all such information collectively referred to as the “Proxy Notice”), and such Proxy Notice shall be delivered to the Corporation in accordance with the procedures and at the times set forth in this Section 2.

Each Proxy Notice must set forth or include (the following, collectively referred to as the “Required Information”): (i) the name and address, as they appear on the Corporation’s books, of the shareholder or group of shareholders giving such notice; (ii) a representation that the shareholder or group of shareholders giving such notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in such notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder or group of shareholders giving such notice; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder or group of shareholders giving such notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or group of shareholders giving such notice; (v) such other information regarding each nominee proposed by the shareholder or group of shareholders giving such notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected, and (vii) if the Eligible Shareholder so elects, a Statement.

To be timely, the Proxy Notice must be delivered to or mailed and received at the principal executive offices of the Corporation no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date that the Corporation issued its Proxy Materials for the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the first anniversary of the previous year’s annual meeting of shareholders, the Proxy Notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation not later than (i) 150 calendar days prior to the date of such annual meeting or (i) if the first public announcement of the date of such annual meeting is less than 150 calendar days prior to the date of such annual meeting, 10 calendar days following the day on which public announcement is first made by the Corporation of the date of such meeting.

The Corporation shall not be required to include, pursuant to this Section 2, any Shareholder Nominee in the Proxy Materials (i) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Regulations, the Articles of Incorporation of the Corporation, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Corporation are listed, any applicable state or federal law, rule or regulation, or the Corporation’s publicly disclosed policies and procedures, (ii) who is or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (iii) who is a named subject of a pending criminal proceeding or has been convicted in such a criminal proceeding within the past 10 years (excluding traffic violations and other minor offenses) or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or any successor provision.

The maximum number of Shareholder Nominees appearing in the Proxy Materials with respect to an annual meeting of shareholders shall not exceed 20% of the number of directors in office as of the last day on which the Proxy Notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two Shareholder Nominees. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which the Proxy Notice may be delivered or received but before or as of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the Proxy Materials shall be calculated based on the number of directors in office as so reduced. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in Proxy Materials pursuant to this Section 2 but either are subsequently withdrawn after the last day on which the Proxy Notice may be delivered or received or whom the Board of Directors itself determines to nominate for election shall, for the purposes of this Section 2, count as Shareholder Nominees appearing in the Proxy Materials. Each Eligible Shareholder shall rank each Shareholder Nominee it submitted for inclusion in the Proxy Materials and in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2 exceeds this maximum number, the highest ranked Shareholder Nominee from the Eligible Shareholder owning the greatest number of shares of stock of the Corporation will be selected for inclusion in the Proxy Materials first, followed by the highest ranked Shareholder Nominee of the Eligible Shareholder holding the next greatest number of shares of stock of the Corporation, and continuing on in that manner until the maximum number of Shareholder Nominees is reached.

For purposes of this Section 2, an Eligible Shareholder shall be deemed to own only those outstanding common shares as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. Further, for purposes of this Section 2, an Eligible Shareholder shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to recall the shares for voting purposes on no less than five business days’ notice, represents that they will vote such shares at the applicable shareholder meeting and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Common Stock of the Corporation are owned for purposes of this Section 2 shall be determined by the Board of Directors or a committee thereof, in its reasonable discretion. For the purposes of this Section 2, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities Exchange Act of 1934, as amended. No shares of the Corporation may be attributed to more than one group constituting an Eligible Shareholder and no shareholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareholder. Furthermore, two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder for purposes of determining Eligible Shareholder status.

An Eligible Shareholder must have owned 3% or more of the issued and outstanding common shares continuously for at least three years (the “Required Shares”) as of each of the date the Proxy Notice is delivered to or received by the Corporation, the date the Proxy Notice is required to be delivered to or received by the Corporation in accordance with this Section 2 and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the date of the annual meeting. Within the time period specified in this Section 2 for delivery of the Proxy Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Proxy Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through each of the date the Proxy Notice is required to be delivered to or received by the Corporation and the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the date of the annual meeting; (ii) the Required Information, together with the written consent of each Shareholder Nominee to being named in the Proxy Statement as a nominee; (iii) a representation that (A) the Eligible Shareholder acquired the Required Shares in the ordinary course of business and did not acquire any of the Required Shares with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) the Eligible Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2, (C) the Eligible Shareholder has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended, or any successor provision, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (D) that the Shareholder Nominee(s) is or are eligible for inclusion in the Proxy Materials under this Section 2 and (E) the Eligible Shareholder will not distribute to any shareholder any proxy for the annual meeting other than the form distributed by the Corporation, (iv) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the Corporation prior to the election of directors such additional information as requested with respect thereto, including any other certifications, representations or undertakings as the Corporation may reasonably request, (v) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination, (vi) an undertaking that the Eligible Shareholder agrees to immediately notify the Corporation if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting and (vii) in the case of a nomination by an Eligible Shareholder that includes a group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, an undertaking that the Eligible Shareholder agrees to provide all documentation and other information reasonably requested by the Corporation to demonstrate that the funds satisfy the requirements of this Section 2. If the Eligible Shareholder does not comply with each of the applicable representation, agreements and undertakings set forth in this Section 2, or the Eligible Shareholder provides information to the Corporation regarding a nomination that is untrue in any material respect or omitted to state a material fact necessary in order to make a statement made, in light of the circumstances under which it was made, not misleading, the Shareholder Nominee(s) nominated by such Eligible Shareholder shall be deemed to have been withdrawn and will not be included in the Proxy Materials.

The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 2 is first provided, a written statement (the “Statement”) for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy. Notwithstanding anything to the contrary contained in this Section 2, the Corporation may omit from the Proxy Materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact or would violate any applicable law or regulation. If multiple members of a shareholder group submit a statement for inclusion, the statement received by the Eligible Shareholder owning the greatest number of shares will be selected.

On or prior to the date the Proxy Notice is required to be delivered or received by the Corporation as specified in this Section 2, a Shareholder Nominee must deliver to the Secretary of the Corporation the written questionnaire required of directors and officers. The Shareholder Nominee must also deliver to the Corporation such additional information as the Corporation may request to permit the Board of Directors to determine if the Shareholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the Corporation’s common shares are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of its directors. If the Board of Directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will be deemed to have been withdrawn and will not be included in the Proxy Materials. If a Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Section 2, if the Eligible Shareholder fails to meet the all of the requirements of the notice provisions set forth in this Section 2 or if a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of shareholders: (i) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting of Shareholders; and (ii) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the date on which the Proxy Notice is required to be delivered to or received by the Corporation, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee at the annual meeting of Shareholders. On or prior to the date the Proxy Notice is required to be delivered to or received by the Corporation as specified in this Section 2, a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Shareholder Nominee fails to comply with any of the requirements included in this Section 2, the Shareholder Nominee will be deemed to have withdrawn and will not be included in the Proxy Materials.

Notwithstanding the provisions of this Section 2, unless otherwise required by law or otherwise determined by the Board of Directors, if (i) the Eligible Shareholder or (ii) a qualified representative of the Eligible Shareholder does not appear at the applicable annual meeting to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, and no vote on such Shareholder Nominee or Shareholder Nominees will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of an Eligible Shareholder, a person must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the applicable annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable annual meeting.

Notwithstanding anything in this Section 2 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 130 calendar days prior to the first anniversary of the preceding year’s annual meeting, a Proxy Notice shall also be considered timely, but only with respect to Shareholder Nominees for any new positions created by such increase and only to the extent the increase in the size of the Board of Directors increases the number of Shareholder Nominees permitted under this Section 2, if it shall be delivered to or received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

Compliance with this Section 2 shall be the exclusive method for shareholders to include nominees for director in the Corporation’s proxy materials.

Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his or her election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death.

Section 4. Removal. All the directors or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his or her removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

Section 5. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders’ meeting was held.

Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary’s records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the secretary’s records and states that the secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 12. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

Section 3. Other Committees and Subcommittees. The Board of Directors may by resolution provide for such other standing or special committees and subcommittees as it deems desirable, and discontinue the same at pleasure. Each such committee or subcommittee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section l and Section 2 of this Article shall govern the appointment and action of such committees and subcommittees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees and subcommittees shall be filled by the Board of Directors or as the Board of Directors may provide.

ARTICLE IV

Officers

Section 1. General Provisions. The Board of Directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the Board of Directors and/or a chief executive officer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

ARTICLE V

Duties of Officers

Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 2. President; Chief Executive Officer. The president shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He or she shall preside at all meetings of shareholders and, in the absence of the chairman of the board, or if a chairman of the board shall not have been elected, shall also preside at meetings of the Board of Directors. He or she shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his or her signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him or her. The chief executive officer, if one be elected, shall have all the powers granted by these Regulations to the president and the president shall, subject to the powers of supervision and control conferred upon the chief executive officer, have such duties and powers as assigned to him or her by the Board of Directors or the chief executive officer.

Section 3. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his or her absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

Section 4. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him or her; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his or her signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 5. Treasurer. The treasurer shall have general supervision of all finances; he or she shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He or she shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his or her term of office shall turn over to his or her successor or to the Board of Directors all property, books, papers and money of the Corporation in his or her hands; and shall have such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe.

The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

ARTICLE VI

Indemnification and Insurance

Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper.

Section 3. Indemnification as Matter of Right. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or (c) by the shareholders or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 2 of this Article VI, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 5. Advance Payment of Expenses. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6. Nonexclusivity. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI or of Chapter 1701 of the Ohio Revised Code.

ARTICLE VII

Certificates for Shares; Uncertificated Shares

Section 1. Form and Execution of Certificates. Certificates for shares, certifying the number of fully paid shares owned, may be, but are not required to be, issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Section 2. Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information that would be required to be set forth or stated on a share certificate in accordance with applicable law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 3. Transfer and Registration of Certificates. The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or this Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

Section 4. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

Section 5. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon a certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on December 31, of each year, or on such other date as may be fixed from time to time by the Board of Directors.

ARTICLE IX

Seal

The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE X

Amendments

This Code of Regulations may be amended, or new regulations may be adopted, (i) at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or (ii) by the Board of Directors, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Approved: May 8, 2018